As filed with the Securities and Exchange Commission on March 7, 2001
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ____________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ____________________
                                  AMGEN INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                          95-3540776

  (State or other jurisdiction of                            (I.R.S. Employer
   incorporation 0r organization)                          Identification No.)

                             ____________________
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1789
                                (805) 447-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ____________________
                             Steven M. Odre, Esq.
             Senior Vice President, General Counsel and Secretary
                            One Amgen Center Drive
                     Thousand Oaks, California 91320-1789
                                (805) 447-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ____________________
                                  Copies to:
                               Gary Olson, Esq.
                               Latham & Watkins
                       633 West Fifth Street, Suite 400
                      Los Angeles, California 90071-2007
                                (213) 485-1234

                             _____________________

               Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                             _____________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If Delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
     Title of Securities                  Amount to be     Proposed Maximum Offering      Proposed Maximum     Amount of
      to be Registered                   Registered (1)          Price Per Share         Aggregate Offering   Registration
                                                                                              Price (2)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value.........     1,000,000         $72.185                       $72,185,000          $18,047.00
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the adjustment provisions that govern the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 2, 2001, as reported on the Nasdaq National Market.

================================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED MARCH 7, 2001

PROSPECTUS

                                  AMGEN INC.


                       1,000,000 Shares of Common Stock


     This Prospectus relates to up to 1,000,000 shares of our common stock that we may sell from time to time upon the exercise of non-qualified stock options granted under our stock option plans. We will sell the shares to trusts established for the benefit of certain participants under our plans and members of their immediate families.

     We will sell the shares in accordance with the terms of our plans and the options. The exercise price of each option will be determined by our Board of Directors, or a Committee thereof.

     Our common stock is traded on the Nasdaq National Market under the symbol AMGN. On March 6, 2001, the closing price of our common stock was $73.69 per share.

     We will receive all of the proceeds from the sale of the shares. We will not pay any underwriting discounts or commissions in connection with this offering.

     Investing in common stock involves risk. See "Risk Factors" commencing on page 4.

                                ______________

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.


March __, 2001

                               TABLE OF CONTENTS

AVAILABLE INFORMATION................................................  3

INCORPORATION OF DOCUMENTS BY REFERENCE..............................  3

RISK FACTORS.........................................................  4

THE COMPANY..........................................................  7

USE OF PROCEEDS......................................................  7

DETERMINATION OF OFFERING PRICE......................................  7

DESCRIPTION OF THE PLANS AND THE OPTIONS.............................  7

PLAN OF DISTRIBUTION.................................................  7

LEGAL MATTERS........................................................  7

EXPERTS..............................................................  7

                             AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain copies of such material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. Our common stock, par value $0.0001 per share, is listed on The Nasdaq National Market. Reports, proxy information and other information concerning us can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 we have filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. We refer you to the Registration Statement and related exhibits for further information with respect to us, the plans and the options. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, we refer you to the copy of that document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We have filed the following documents with the Commission (File No. 000-12477) and we incorporate them herein by reference:

     (1)  Annual Report on Form 10-K for the year ended December 31, 2000; and

     (2) Description of our common stock, contractual contingent payment rights and preferred share rights plan contained in the two Registration Statements on Form 8-A filed with the Commission on September 7, 1983 and April 1, 1993, the Form 8-K filed with the Commission on February 28, 1997 and the Form 8-K filed with the Commission on December 18, 2000.

     We also incorporate by reference any documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the shares, and any such filings shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     You may obtain copies of the above documents (excluding exhibits, unless such exhibits are specifically incorporated by reference in such documents) without charge upon request from the Manager of Investor Relations of Amgen, One Amgen Center Drive, Thousand Oaks, California 91320-1789 (telephone number 805-447-3352).

                                 RISK FACTORS

     Amgen operates in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following risk factors should be considered carefully in evaluating Amgen and its business prior to purchasing the shares offered hereby.

Results of our product development are uncertain.

     We intend to continue an aggressive product development program. Successful product development in the biotechnology industry is highly uncertain, and very few research and development projects produce a commercial product. Product candidates that appear promising in the early phases of development, such as in early human clinical trials, may fail to reach the market for a number of reasons, such as:

       . the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results

       . the product candidate was not effective in treating a specified condition or illness

       .   the product candidate had harmful side effects on humans

       . the necessary regulatory bodies (such as the U.S. Food and Drug Administration ("FDA")) did not approve our product candidate for an indicated use

       .   the product candidate was not economical for us to manufacture it

       . other companies or people have or may have proprietary rights to our product candidate (e.g. patent rights) and will not let us sell it on reasonable terms, or at all

       . the product candidate is not cost effective in light of existing therapeutics

     Several of our product candidates have failed at various stages in the product development process, including Brain Derived Neurotrophic Factor (BDNF), Megakaryocyte Growth and Development Factor (MGDF) and glial cell-line derived neurotrophic factor (GDNF). For example, in 1997, we announced the failure of BDNF (for the treatment of amyotrophic lateral sclerosis by subcutaneous injection administration route), because the product candidate, as administered, did not produce acceptable clinical results in a specific indication after a phase 3 trial, even though BDNF had progressed successfully through preclinical and earlier clinical trials. In addition, some of our other product candidates have failed in clinical trials. Of course, there may be other factors that prevent us from marketing a product. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied by product and by the indicated use of a product. We expect that this will likely be the case with future product candidates and we cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval. See "- Our operations are significantly regulated."

Our operations are significantly regulated.

     Our research, preclinical testing, clinical trials, facilities, manufacturing, pricing and sales and marketing are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the FDA and the Health Care Financing Administration ("HCFA"), as well as by foreign countries and the European Union (the "EU"). Currently, we are required in the U.S. and in foreign countries to obtain approval from those countries' regulatory authorities before we can market and sell our products in those countries. The success of our current and future products will depend in part upon obtaining and maintaining regulatory approval to market products in approved indications in the U.S. and foreign markets. In our experience, the regulatory approval process is a lengthy and complex process, both in the U.S. and in foreign countries, including countries in the EU. Even if we obtain regulatory approval, both our manufacturing processes and our marketed products are subject to continued review. Later discovery of previously unknown problems with our products or manufacturing processes may result in restrictions on such products or manufacturing processes, including withdrawal of the products from the market. If we fail to obtain necessary approvals, or if any prior approvals are restricted, suspended or revoked, or if we fail to comply with regulatory requirements, then regulatory authorities could prevent us from manufacturing or selling our products which could have a material adverse effect on us and our results of operations.

Our sales depend on reimbursement and third party payors.

     In both domestic and foreign markets, sales of our products are dependent, in part, on the availability of reimbursement from third party payors such as state and federal governments (for example, under Medicare and Medicaid programs in the U.S.) and private insurance plans. In certain foreign markets, the pricing and profitability of our products generally are subject to government controls. In the U.S., there have been, and we expect there will continue to be, a number of state and federal proposals that limit the amount that state or federal governments will pay to reimburse the cost of drugs. In addition, we believe the increasing emphasis on managed care in the U.S. has and will continue to put pressure on the price and usage of our products, which may impact product sales. Further, when a new therapeutic is approved, the reimbursement status and rate of such a product is uncertain. For example, we believe that sales of ARANESP(TM) will be affected by government and private payor reimbursement policies. In addition, current reimbursement policies for existing products may change at any time. Changes in reimbursement or our failure to obtain reimbursement for our products may reduce the demand for, or the price of, our products, which could result in lower product sales or revenues which could have a material adverse effect on us and our results of operations. For example, in the U.S. the use of EPOGEN(R) in connection with treatment for end stage renal disease is funded primarily by the U.S. federal government. Therefore, as in the past, EPOGEN(R) sales could be affected by future changes in reimbursement rates or the basis for reimbursement by the federal government. For example, in early 1997, HCFA instituted a reimbursement change for EPOGEN(R) which adversely affected Amgen's EPOGEN(R) sales, until the policies were revised.

Guidelines and recommendations can affect the use of our products.

     Government agencies promulgate regulations and guidelines directly applicable to us and to our products. However, professional societies, practice management groups, private health/science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the health care and patient communities. Recommendations of government agencies or these other groups/organizations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Organizations like these have in the past made recommendations about our products. Recommendations or guidelines that are followed by patients and health care providers could result in decreased use of our products. In addition, the perception by the investment community or stockholders that such recommendations or guidelines will be followed could adversely affect prevailing market prices for our common stock.

Intellectual property and legal matters can affect our business.

     The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies' patents. Accordingly, the patents and patent applications relating to our products, product candidates and technologies may be challenged, invalidated or circumvented by third parties and might not protect us against competitors with similar products or technology. For certain of our product candidates, there are third parties who have patents or pending patents that they may claim prevent us from commercializing these product candidates in certain territories. Patent disputes are frequent and can preclude commercialization of products. We are currently, and in the future may be, involved in patent litigation. For example, we are involved in ongoing patent infringement lawsuits against Transkaryotic Therapies, Inc. and Aventis S.A. with respect to our erythropoietin patents. If we ultimately lose these litigations we could be subject to competition and/or significant liabilities, we could be required to enter into third party licenses or we could be required to cease using the technology or product in dispute. In addition, we cannot guarantee that such licenses will be available on terms acceptable to us.

We face competition.

     We operate in a highly competitive environment. Our principal competitors are pharmaceutical and biotechnology companies. Some of our competitors, mainly large pharmaceutical corporations, have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes and may acquire technology from academic institutions, government agencies and other private and public research organizations. We cannot guarantee that we will be able to produce or acquire rights to products that have commercial potential. In addition, even if we achieve successful product commercialization, it is possible that one or more of our competitors will achieve product commercialization earlier than we do, obtain patent protection that dominates or adversely affects our activities, or have significantly greater marketing capabilities.

Our operating results may fluctuate.

     Our operating results may fluctuate from period to period for a number of reasons. In budgeting our operating expenses, we assume that revenues will continue to grow; however, some of our operating expenses are fixed in the short term. Because of this, even a relatively small revenue shortfall may cause a period's results to be below our expectations or projections. A revenue shortfall could arise from any number of factors, such as:

       .   lower than expected demand for our products

       . changes in the government's or private payors' reimbursement policies for our products

       .   changes in wholesaler buying patterns

       .   increased competition from new or existing products

       .   fluctuations in foreign currency exchange rates

       .   changes in our product pricing strategies

     Of course, there may be other factors that affect the Company's revenues in any given period.

We plan to grow rapidly.

     We have an aggressive growth plan that includes substantial and increasing investments in research and development, sales and marketing and facilities. Our plan has a number of risks, for example:

       . we may need to generate higher revenues to cover a higher level of operating expenses

       .   we may need to attract and assimilate a large number of new employees

       . we may need to manage complexities associated with a larger and faster growing organization

       . we may need to accurately anticipate demand for the products we manufacture and maintain adequate manufacturing capacity

     Of course, there may be other risks and we cannot guarantee that we will be able to successfully manage these or other risks.

Our stock price is volatile.

     Our stock price, like that of other biotechnology companies, is highly volatile. Our stock price may be affected by such factors as:

       .   clinical trial results

       .   product-development announcements by us or our competitors

       .   regulatory matters

       .   announcements in the scientific and research community

       .   intellectual property and legal matters

       .   changes in reimbursement policies or medical practices

       .   broader industry and market trends unrelated to our performance

     In addition, if our revenues or earnings in any period fail to meet the investment community's expectations, there could be an immediate adverse impact on our stock price.

                                  THE COMPANY

     We are a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology. Our principal executive offices are located at One Amgen Center Drive, Thousand Oaks, California 91320-1789, and its telephone number is
(805) 447-1000.

                                USE OF PROCEEDS

     We intend to use the proceeds from the sale of the shares for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

     We will sell the shares in accordance with the terms of the plans and the options. The exercise price of each option will be determined by our Board of Directors or a committee thereof.

                   DESCRIPTION OF THE PLANS AND THE OPTIONS

     Information relating to the exercise of options by the trusts and the related federal income tax consequences is described in the written information previously furnished to participants in our Amended and Restated 1991 Equity Incentive Plan and our Amended and Restated 1997 Special Non-Officer Equity Incentive Plan, including the trusts. Additional copies of such information will be furnished without charge to the trusts upon written or oral request. The plans are included as exhibits to the Registration Statement of which this Prospectus forms a part.

     Pursuant to Rule 416(a) under the Securities Act, the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the adjustment provisions that govern the securities registered hereunder.

                             PLAN OF DISTRIBUTION

     The shares are being registered to permit us to sell such shares to certain trusts upon the exercise of options. We have agreed, among other things, to bear all expenses in connection with the Registration Statement and the sale of the shares covered by this Prospectus. The shares may be sold from time to time in one or more transactions at offering prices determined in accordance with the terms of the options. Certain of the shares may be sold to our affiliates.
Such affiliates will not resell such shares except pursuant to an effective registration statement covering such resale or pursuant to an exemption from such registration, including, among others, the exemption provided by Rule 144 under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares will be passed on for us by Latham & Watkins, Los Angeles, California.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 appearing in our Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are as follows:

Securities and Exchange Commission Filing Fee.......  $18,047
Printing Expenses...................................  $ 1,000
Accountants' Fees and Expenses......................  $ 7,500
Legal Fees and Expenses.............................  $25,000
Miscellaneous Expenses..............................  $ 1,453
                                                      -------

Total...............................................  $53,000
                                                      -------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 16.  EXHIBITS

Exhibit
Number     Description of Document.

  5.1*     Opinion of Latham & Watkins.
 10.1      Amended and Restated 1991 Equity Incentive Plan (1).
 10.2      Amended and Restated 1997 Special Non-Officer Equity Incentive
           Plan (2).
 23.1*     Consent of Ernst & Young LLP.
 23.2*     Consent of Latham & Watkins (included in Exhibit 5.1).
 24.1* Power of Attorney (included with signature pages to this Registration Statement).

_________
* Filed herewith

(1) Filed as exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.
(2) Filed as exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

  (3) ITEM 17.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 7th day of March, 2001.

                                   AMGEN INC.


                                   By: /s/ Kevin W. Sharer
                                       -----------------------------------------
                                       Kevin W. Sharer
                                       Chairman of the Board, Chief Executive
                                        Officer and President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Kevin W. Sharer, Kathryn E. Falberg and Steven M. Odre, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                             TITLE                                   DATE
---------                             -----                                   ----
/s/ Kevin W. Sharer                   Chairman, Chief Executive Officer,
------------------------------------
Kevin W. Sharer                       President and Director                  March 7, 2001

/s/ Kathryn E. Falberg                Senior Vice President, Finance and
------------------------------------
Kathryn E. Falberg                    Corporate Development, and Chief
                                      Financial Officer                       March 7, 2001

/s/ Barry D. Schehr                   Vice President, Financial Operations,
------------------------------------
Barry D. Schehr                       and Chief Accounting Officer            March 7, 2001

/s/ David Baltimore                   Director                                March 7, 2001
------------------------------------
David Baltimore

/s/ William K. Bowes, Jr.             Director                                March 7, 2001
------------------------------------
William K. Bowes, Jr.

/s/ Jerry D. Choate                   Director                                March 7, 2001
------------------------------------
Jerry D. Choate

/s/ Frederick W. Gluck                Director                                March 7, 2001
------------------------------------
Frederick W. Gluck

/s/ Franklin P. Johnson, Jr.          Director                                March 7, 2001
------------------------------------
Franklin P. Johnson, Jr.

/s/ Steven Lazarus                    Director                                March 7, 2001
------------------------------------
Steven Lazarus

/s/ Gilbert S. Omenn                  Director                                March 7, 2001
------------------------------------
Gilbert S. Omenn

/s/ Judith C. Pelham                  Director                                March 7, 2001
------------------------------------
Judith C. Pelham

/s/ J. Paul Reason                    Director                                March 7, 2001
------------------------------------
J. Paul Reason

/s/ Donald B. Rice                    Director                                March 7, 2001
------------------------------------
Donald B. Rice

                                 EXHIBIT INDEX

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                            Description                                            Page
------                            -----------                                        -------------
  *5      Opinion of Latham & Watkins regarding the legality of the shares
          being registered......................................................          13

 10.1 Amended and Restated 1991 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 2000)

 10.2     Amended and Restated 1997 Special Non-Officer Equity Incentive Plan
          (incorporated by reference to Exhibit 10.2 to the Registrant's Annual
          Report on Form 10-K for the year ended December 31, 2000)

*23.1     Consent of Ernst & Young LLP..........................................          14

*23.2     Consent of Latham & Watkins (included in opinion filed as Exhibit 5)..          13

 *24      Power of Attorney (included on signature page to Registration
          Statement)............................................................          10

_________________
* Filed herewith.